As filed with the Securities and Exchange Commission on November 16, 2001
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

THERASENSE, INC.
(Exact name of Registrant as specified in its charter)

Delaware	94-3267373
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

TheraSense, Inc.
1360 South Loop Road
Alameda, California 94502
(510) 749-5400
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

2001 STOCK PLAN

W. Mark Lortz
President and Chief Executive Officer
TheraSense, Inc.
1360 South Loop Road
Alameda, California 94502
(510) 749-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Karen A. Dempsey, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
One Market
Spear Street Tower, Suite 3300
San Francisco, CA 94105
(415) 947-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock $ 0.001 par value Issuable under: 2001 Stock Plan	76,094(1)	$23.64(2)	$1,798,862.16	$88.28(3)

(1)
The 76,094 shares registered hereby were previously registered on a Registration Statement on Form S-8 (File No. 333-71466) registering shares underlying outstanding options under the Registrant’s 1997 Stock Plan (the “1997 S-8”), but have since been deregistered pursuant to a Post-Effective Amendment No. 1 to the 1997 S-8 filed by the Registrant on November 16, 2001.

(2)
The estimated Proposed Maximum Offering Price Per Share was determined pursuant to Rule 457(c) under the Securities Act of 1933, as amended, to be equal to the average between the ask and bid price reported in the Nasdaq National Market on November 12, 2001.

(3)
The filing fee for the 76,094 shares previously paid by the Registrant in connection with the 1997 S-8 equaled $361.44. Pursuant to Rule 457(p), such amount has been used to off-set the filing fee due in connection with this Registration Statement.

THERASENSE, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Explanatory Note

          This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 76,094 shares of the Registrant’s common stock to be issued in the future upon the exercise of options granted under the Registrant’s 2001 Stock Plan (the “2001 Plan”). These 76,094 shares were previously registered on a Registration Statement on Form S-8 (File No. 333-71466) registering shares underlying outstanding options under our 1997 Stock Plan (the “1997 S-8”), but have since been deregistered pursuant to a Post-Effective Amendment No. 1 to the 1997 S-8 filed by the Registrant on November 16, 2001 because these shares were returned to our 1997 Stock plan following the termination of previously outstanding stock options granted under our 1997 Stock Plan.

          The Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission relating to the 2001 Plan (File No. 333-71464) is incorporated herein by reference.

ITEM 8.    EXHIBITS.

Exhibit Number	Description of Document
4.1*	2001 Stock Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Accountants.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page S-1).

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-71464) filed on October 12, 2001.

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ITEM 9.    UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2)  That, for the purpose of determining any liability under the Securities Act, each such post–effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to law, the Registrant’s Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

II-2

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alameda, State of California, on November 16, 2001.

/s/ W. MARK LORTZ
By:
W. Mark Lortz
President and Chief Executive Officer

POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints W. Mark Lortz, Charles T. Liamos and Robert D. Brownell jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ W. MARK LORTZ W. Mark Lortz	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 16, 2001

/s/ CHARLES T. LIAMOS Charles T. Liamos	Chief Financial Officer and Vice President (Principal Financial Officer and Accounting Officer)	November 16, 2001

/s/ EPHRAIM HELLER Ephraim Heller	Director	November 16, 2001

/s/ ANNETTE J. CAMPBELL-WHITE Annette J. Campbell-White	Director	November 16, 2001

/s/ MARK J. GAINOR Mark J. Gainor	Director	November 16, 2001

/s/ ROSS A. JAFFE Ross A. Jaffe	Director	November 16, 2001

Michael McNamara	Director	November , 2001

/s/ ROBERT R. MOMSEN Robert R. Momsen	Director	November 16, 2001

/s/ RICHARD P. THOMPSON Richard P. Thompson	Director	November 16, 2001

INDEX TO EXHIBITS

Exhibit Number	Description of Document
4.1*	2001 Stock Plan

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Accountants.

23.2	Consent of Counsel (contained in Exhibit 5.1).

24.1	Power of Attorney (see page S-1).

*	Previously filed as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-71464) filed on October 12, 2001.